UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 25, 2015

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On March 31, 2015, Myers Industries, Inc. (the “Company”) issued a press release announcing revised financial results for its fiscal quarter and year ended December 31, 2014. This press release revises financial results for the fiscal quarter ended December 31, 2014 and the fiscal year ended December 31, 2014, contained in the Company’s press release dated February 25, 2015, as previously furnished on Form 8-K.

The revision as compared to the Company’s earnings release issued February 25, 2015 reflects adjustments which led to an increase in cost of sales of $2.4 million and an increase in selling, general and administrative expenses of $0.1 million for both the fourth quarter and full year of 2014. The total adjustments reduced income from continuing operations by $2.5 million, net income from continuing operations by $2.3 million and earnings per diluted share from continuing operations by $0.07 for both the fourth quarter and full year of 2014. There were no changes to results from discontinued operations. Therefore, net income and earnings per diluted share also changed by $2.3 million and $0.07, respectively, for both the fourth quarter and full year of 2014. Financial results for prior periods were not affected by the adjustments.

As a result of the adjustments, the Company’s previously released cash flow provided by continuing operations was reduced by $0.3 million to $51.8 million for the year ended December 31, 2014.

The revision to the financial results is primarily related to adjustments that were recorded as a result of an investigation of the Company’s Brazilian operations that determined certain accounts were not properly reconciled and amounts were not substantiated by individuals in the Brazilian location that knew or should have known they were not proper.

The Company’s financial results for the fourth quarter and year ended December 31, 2014 are included in its Form 10-K, filed today with the SEC.

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this report (including the exhibit) is furnished pursuant to “Item 2.02. Results of Operations and Financial Condition” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, unless incorporated by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure

See “Item 2.02 Results of Operations and Financial Condition” above.

Item 9.01.	Financial Statements and Exhibits

99.1     Press Release by the Company regarding earnings results dated March 31, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE March 31, 2015	By:	/s/ Greggory W. Branning
Greggory W. Branning
Senior Vice President, Chief Financial Officer and Corporate Secretary